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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
aQuantive, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-31350 and 333-73886) on Form S-8 of our report dated February 21, 2003, with respect to the consolidated balance sheet of aQuantive, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for the year then ended, and the related 2002 consolidated financial statement schedule which report appears in the December 31, 2002 annual report on Form 10-K of aQuantive, Inc.

Our report refers to our audit of the disclosures added to revise the 2001 and 2000 consolidated financial statements, as more fully described in Note 5 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures.

/s/ KPMG LLP
Seattle, Washington
March 26, 2003